UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2014 (January 8, 2014)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boyd E. Hoback Employment Agreement

On January 8, 2014, with retroactive effect to December 1, 2013, Good Times Restaurants Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with its President and Chief Executive Officer, Boyd E. Hoback (the “Executive”).  The Employment Agreement has a two year term and supersedes and replaces Mr. Hoback's previous employment agreement with the Company, dated October 1, 2007.  The Employment Agreement provides Executive with the following compensation and benefits:

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Base salary of no less than $225,000 per year, subject to periodic review and adjustment by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board;

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Participation in any performance cash bonuses and equity awards maintained by the Company for its senior executives;

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Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company's senior management is eligible under any existing or future Company plan or program with a discretionary allowance of $15,000 per year.; and,

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Reimbursement for reasonable business expenses.

If Mr. Hoback is terminated Without Cause, Breach by Good Times, Change In Control, or Death or Disability (as these terms are defined in the agreement), he will be entitled to:

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a lump-sum payment within five business days of termination of employment an amount equal to the sum of (A) Executive’s base salary for the year of the termination, (B) the average of the Executive’s annual incentive compensation for the two years immediately prior to the year of the termination, and (C) $15,000 (“Severance Compensation”); and,

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the right, but not the requirement, exercisable at any time within fifteen (15) business days after the effective date of such termination, to sell to the Company all or any portion of the outstanding shares of Good Times stock owned by Executive (including any shares acquired by exercise of accelerated options or otherwise), acceleration of all options and rights granted to Executive under any Good Times Stock Option Plan which shall become exercisable immediately prior to the termination without cause by Good Times so as to permit Executive to fully exercise all outstanding options and rights.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, effective December 1, 2013 by and between Good Times Restaurants Inc. and Boyd E. Hoback.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 10, 2014	_/s/ Boyd E. Hoback________________
Boyd E. Hoback
President and Chief Executive Officer

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